UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): February 1, 2026

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Effective February 1, 2026, ENB Financial Corp (“ENB”) completed its previously-announced acquisition of Cecil Bancorp, Inc. (“Cecil”) pursuant to the Agreement and Plan of Stock Acquisition, dated as of August 12, 2025, by and among ENB, ENB South Acquisition Subsidiary, Inc. (“Acquisition Subsidiary”), The Ephrata National Bank, Cecil, and Cecil Bank (the “Agreement”). At the effective time of the acquisition, Acquisition Subsidiary merged with and into Cecil, with Cecil surviving the merger and becoming the wholly-owned subsidiary of ENB. Immediately after the merger, Cecil’s board of directors approved and sole stockholder adopted the complete liquidation and dissolution of Cecil. In addition, immediately thereafter, Cecil Bank, a Maryland state-chartered bank, merged with and into The Ephrata National Bank, a national banking association and ENB’s wholly-owned subsidiary, with The Ephrata National Bank as the surviving bank.

Subject to the terms and conditions of the Agreement and adjustments as provided therein, at the effective time of the merger, each outstanding share of Cecil common stock was converted into the right to receive $1.88 in cash. In addition, all outstanding and unexercised options to purchase shares of Cecil common stock were redeemed for cash. As a result of the acquisition, ENB issued an aggregate of approximately $31.3 million in cash in the merger.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

In connection with the completion of the acquisition, ENB issued a press release on February 2, 2026. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this item shall not be deemed “filed” for any purpose.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Stock Acquisition by and among ENB Financial Corp, ENB South Acquisition Subsidiary, Inc., The Ephrata National Bank, Cecil Bancorp, Inc., and Cecil Bank dated as of August 12, 2025 (Incorporated by reference to ENB’s Current Report on Form 8-K filed with the Commission on August 13, 2025); schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ENB Financial Corp agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

99.1	Press Release dated February 2, 2026

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: February 2, 2026	/s/ Douglas P. Barton
Douglas P. Barton
Executive Vice President/Chief Financial Officer and Treasurer (Principal Financial Officer)